Exhibit 10.1

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE INVESTOR SATISFACTORY TO THE COMPANY  THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

$695,000	December 31, 2016

For value received TripBorn, Inc., a Delaware corporation (the “Company”), promises to pay to Tankniki Communications (India) Private Limited or its registered assigns (“Investor”) the principal sum of $695,000 together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1.          Repayment.  All payments of interest and principal shall be in lawful money of the United States of America and shall be applied first to accrued interest, and thereafter to principal.  The outstanding principal amount of this Note shall be due and payable on December 31, 2019 (the “Maturity Date”).

2.          Interest Rate.  The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full.  Interest shall accrue at a rate of 10% per annum (or, if less, the maximum rate permissible by law), compounded annually and shall accrue daily beginning on the date of issuance of this note (this “Note”).  Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3.          Automatic Conversion; Conversion on Sale of the Company.

(a)          In the event that the Company issues and sells shares of its Common Stock to investors on or before the date of the repayment in full of this Note in connection with an underwritten public offering under the Securities Act in conjunction with a listing on a national securities exchange (including the conversion of the Note and other debt) (an “Uplist Transaction”), then the outstanding principal balance of this Note shall automatically convert in whole, without any further action by the Investor, into 10,303,070  shares of Common Stock (the “Note Shares”).  Any unpaid accrued interest on this Note shall be payable in cash upon the consummation of the Uplist Transaction.

(b)          In the event that an Uplist Transaction is not consummated prior to the Maturity Date, then, the Investor shall elect (by written notice within five (5) days prior to the Maturity Date), that the outstanding principal balance on this Note (i) shall become fully due and payable effective on the Maturity Date or (ii) shall convert into the Note Shares.  Any unpaid accrued interest on this Note at the Maturity Date shall be payable in cash on the Maturity Date.

(c)          In the event that the Company anticipates a Sale of the Company prior to the Maturity Date, the Company will give the Investor at least twenty (20) days prior written notice of the closing date of such Sale of the Company.  In such event, the Investor shall elect (by written notice at least five (5) days prior to the closing date of the Sale of the Company) that, effective immediately prior to the closing of such Sale of the Company, the entire outstanding principal balance on this Note (i) shall become fully due and payable effective immediately prior to the Sale of the Company or (ii) shall convert into the Note Shares.  Any unpaid accrued interest on this Note shall be payable in cash effective immediately prior to the Sale of the Company.

4.          Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(i)          “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

(ii)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(iii)          “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(iv)          “Sale of the Company” shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; provided, however, that a Sale of the Company shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

(v)          “Securities Act” shall mean the Securities Act of 1933, as amended.

5.          Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Investor in enforcing and collecting this Note.

6.          Prepayment.  The Company may not prepay this Note prior to the Maturity Date without the consent of the Investor.

7.          Default.  The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)          The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)          The Company fails to deliver the Note Shares within fifteen (15) days after the applicable date that the outstanding principal balance on this Note converts into the Note Shares;

(c)          The Company shall default in its performance of any covenant under this Note;

(d)          The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(e)          An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

If there shall be any Event of Default pursuant to Section 7(a) (b) or (c), at the option and upon the declaration of the Investor and upon written notice to the Company, this Note shall accelerate and all principal and unpaid accrued interest on this Note shall become immediately due and payable.   If there shall be any Event of Default pursuant to Section 7(a) (b) or (c), this Note shall automatically accelerate and all principal and unpaid accrued interest on this Note shall become immediately due and payable without any further action by the Investor.

8.          Assignment.

(a)          Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

(i)          Subject to the restrictions on transfer described in this Section 8, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)          With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification under any federal or state law then in effect. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 8 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made.  The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered investor hereof as the owner and investor of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii)           Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

9.          Modification; Waiver.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Investor.

10.          Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, emailed or delivered to each party at the Company’s address, email address or facsimile number set forth on the signature page to this Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by email or facsimile, or (v) five days after being deposited in the U.S. mail, first class with postage prepaid.

11.          Payment.  Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

12.          Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

13.          Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

14.          Waiver of Jury Trial; Judicial Reference.  BY ACCEPTANCE OF THIS NOTE, INVESTOR HEREBY AGREES AND THE COMPANY HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS.

15.          Counterparts. This Note may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or electronic copies (in .PDF or other similar electronic format) of signed signature pages will be deemed binding originals.

16.          Governing Law.  This Note shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles.

[signature page follows]

The Company has caused this Note to be issued as of the date first written above.

TripBorn, Inc. a Delaware corporation

By:	/s/ Deepak Sharma
Name:	Deepak Sharma
Title	President

Address: 812, Venus Atlantis Corporate Park, Nr. Prahalad Nagar Garden, Satellite City, Ahmedabad

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE]